Exhibit 10.2

RESTRICTED STOCK AWARD AGREEMENT

AMENDMENT

This Restricted Stock Award Agreement Amendment (“Amendment”) is made between IEC Electronics Corp. (“Company”) and Jeffrey T. Schlarbaum (“Grantee”) on February 25, 2013, effective as of February 11, 2013 (subject to Section 5 of this Amendment), and amends the Restricted Stock Award Agreement Pursuant to 2001 Stock Option and Incentive Plan (“Agreement”), dated as of November 6, 2009, made between the Company and Grantee.

1. Section 2 of the Agreement is hereby amended to read in its entirety as follows:

2.	Restriction Periods and Vesting. All of the Restricted Shares were non-vested and forfeitable as of the Date of Grant. 5,000 shares of the Award of the Restricted Shares vested on November 6, 2012. Subject to the terms and conditions set forth in this Agreement and the Plan, the remaining 5,000 shares of the Award of the Restricted Shares shall vest on July 12, 2014 if and only if Grantee has fully complied with all of the terms and conditions of the Supplemental Salary Continuation and Non-Competition Agreement and Release of Claims (“Supplemental Agreement”) made between the Company and Grantee dated February 25, 2013 (the “Vesting Condition”). Such shares will be forfeited immediately upon any non-compliance with the Vesting Condition.

2. Section 4 of the Agreement is hereby deleted.

3. Section 9 of the Agreement is hereby amended to read in its entirety as follows:

9.	Lapse of Restrictions and Acceleration of Vesting. Prior to the lapsing of restrictions in accordance with Section 2 hereof, in the event of a dissolution or liquidation of the Company, or a merger or consolidation or similar transaction in which the Company is not the surviving company, or a sale, exchange or other disposition of all or substantially all of the Company assets, the Restricted Shares shall become fully vested, and the Company shall issue the certificate representing the Restricted Shares without a restrictive legend. No other event or circumstance shall cause early vesting unless the Company agrees otherwise in writing.

4. Except as expressly provided in this Amendment, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

5. This Amendment is expressly subject to the condition precedent that the Supplemental Agreement is not revoked during the Consultation and Revocation Period described in Section 20 thereof, and if any such revocation occurs this Amendment shall be of no force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed effective on the date provided herein.

IEC ELECTRONICS CORP.

By:	/s/ W. Barry Gilbert
W. Barry Gilbert
Chairman and CEO

/s/ Jeffrey T. Schlarbaum
JEFFREY T. SCHLARBAUM